UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2011

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH	03063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (603) 589-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, Khoa D. Nguyen resigned as the Chief Executive Officer, Chairman of the Board of Directors and a member of the Board of Directors of Ezenia! Inc. (the “Company”), effective immediately.  Mr. Nguyen indicated that pursuant to paragraph 2.1 of his employment contract and severance agreement, he felt that there was a systematic diminution of his role as Chief Executive Officer and Chairman of the Board due directly to explicit acts of the Board of Directors.

On June 9, 2011, Ezenia! Inc. appointed Larry Snyder as Interim President and Chief Executive Officer of the Company, responsible for the day-to-day operations and performance of the Company and adding these responsibilities to his Board seat.  Mr. Snyder was appointed to the Board in June 2010.  In this new position, Mr. Snyder will report to the Board of Directors.  Mr. Snyder resigned from his position as a member of the Audit Committee and Compensation Committee in connection with this appointment.

In connection with his appointment Mr. Snyder will receive a base salary of $10,000 per month.

Larry Snyder, age 60, has been a Class I Director of the Company since June 2010.  Mr. Snyder is the Managing Director and principal, Quinault Capital, LLC privately held investment banking and consulting firm. Prior to co-founding Quinault Capital, Mr. Snyder was managing director at CRT Capital an investment banking firm based in Connecticut. His investment experience spans a total of 34 years in financial management, which includes 4 years at Merrill Lynch, 24 years at Refco, and 2 years at Pali Capital. At Refco, he directed the implementation of corporate and union pension securities in excess of $100 billion. Refco’s Pension Investment Monitoring and Evaluation Services portfolios were $400 million to $20 billion in asset size. He previously served on the Washington State University’s Business School Board for over 15 years and Eton Technical Institute’s Board of Directors for 12 years. His professional licenses include Series 3, 6, 7, 24, 26 and 63. Mr. Snyder majored in finance at Montana State University and at Washington State University.

On June 9, 2011, Ezenia! Inc. appointed Samuel A. Kidston as Chairman of the Board of Ezenia! Inc.  Mr. Kidston was appointed to the Board in January 2011.

On June 9, 2011, the Board of Directors of Ezenia! Inc. (the “Company”) unanimously approved the recommendation by the Nominating Committee and appointed Paul D. Sonkin and Donald C. Jones to serve as a Class I and a Class II Director of the Company, effective immediately.  Mr. Sonkin was also appointed to the Audit Committee.

There are no family relationships between Mr. Sonkin and Mr. Jones and any of our directors or executive officers.  There is no arrangement or understanding between Mr. Sonkin and Mr. Jones and any other person pursuant to which he was selected as a director, nor are we aware of any related person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Mr. Sonkin and Mr. Jones will each receive a stock option grant of 35,000 shares of which 7,000 shares are immediately exercisable and 7,000 shares that will vest each year for the next four years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated: June 13, 2011	By:	/s/ Thomas J. McCann
Thomas J. McCann
Chief Financial Officer